AMENDED AND RESTATED BYLAWS OF WAL-MART STORES, INC. (EFFECTIVE AS OF MARCH 3, 2005)

ARTICLE I

OFFICES

                Section 1.   Registered Office.  The registered office of Wal-Mart Stores, Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

                Section 2.   Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may determine or as may be necessary or useful in connection with the business of the Corporation.

ARTICLE II

MEETINGS OF STOCKHOLDERS

                Section 1.   Place of Meetings.   Meetings of the stockholders may be held at such place, if any, either within or without the State of Delaware, as shall be designated by the Board and stated in the notice of the meeting. In lieu of holding a meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication.

                Section 2.   Annual Meetings.   An annual meeting of stockholders of the Corporation for the election of directors and any other proper business shall be held each year at such place, if any, on such date and at such time as shall be designated by the Board.

                Section 3.   Special Meetings.   A special meeting of stockholders may be called at any time by a majority of the Board, the Chairman of the Board, the Chief Executive Officer, if one, or the President. Only such business shall be conducted at a special meeting of stockholders as shall have been specified in the notice of the special meeting (or in any supplement).

                Section 4.   Notice of Meetings of Stockholders.   Written notice of the place, if any, date and time of each meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting. Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the Delaware General Corporation Law.

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                 Section 5.   Business at Annual Meetings.   (a) At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting, business must (1) be specified in the notice of meeting (or in any supplement) given by or at the direction of the Board, (2) be otherwise properly brought before the meeting by or at the direction of the Board or (3) satisfy the notice requirements set forth below in this Section 5 and otherwise be properly brought before the meeting by a stockholder.

                                (b) For business to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 75 days nor more than 100 days prior to the meeting. If less than 85 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear in the Corporation’s books, of the stockholder proposing such business, (3) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (4) any material interest of the stockholder in such business.

                                 (c) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 5. The chair of an annual meeting shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the annual meeting in accordance with the provisions of this Section 5 or otherwise, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                Section 6.   Stock List.  (a) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. That list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is furnished with the notice of the meeting or (2) during ordinary business hours, at the principal place of business of the Corporation.

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                                (b)  If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time and may be inspected by any stockholder who is present at that meeting. If the meeting is to be held solely by means of remote communication, then the list also shall be open to the examination of any stockholder during the whole time of that meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of that meeting. Nothing contained in this Section 6 shall require the Corporation to include electronic mail addresses or other electronic contact information on that list.

                Section 7.   Quorum.   Unless otherwise required by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

                 Section 8.   Adjournment of Meetings.   The chair of a meeting of stockholders or the holders of a majority of the voting shares present in person or represented at the meeting, whether or not a quorum is present, may adjourn a meeting of stockholders. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                Section 9.    Voting.   Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of capital stock of the Corporation that has voting power and that is held by the stockholder. When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statutes or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter. Where a separate vote by a class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

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                Section 10.   Proxies.   (a)  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action without a meeting may authorize another person or persons to act for the stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, which may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing an electronic transmission (as defined in Article VIII of these Bylaws) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such electronic transmission, provided that any electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. If it is determined that the electronic transmission is valid, the inspectors of election for the meeting or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

                                (b) Any copy or other reliable reproduction of the writing or electronic transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided that such copy or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

                Section 11.   Conduct of Meetings.   The Board may adopt rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations adopted by the Board, the chair of any meeting of the stockholders shall have the right and authority to prescribe rules and regulations and do all acts, as, in the judgment of that chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement; and (5) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                Section 12.   Inspectors of Election.   The Board shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report. The Board may designate one or more persons as alternate inspectors to replace any inspector

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who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of duties, shall take and sign an oath to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at the meeting and the validity of proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

                Section 13.    Meetings by Remote Communication.   If authorized by the Board, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held in a designated place or solely by means of remote communication, provided that (1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (2) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings and (3) if the stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

                Section 14.   Action Without a Meeting.   (a)  Unless restricted by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted and such consent or consents are delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law. Every written consent shall bear the date of the signature of each stockholder, and no written consent shall be effective to take the corporate action unless, within 60 days of the earliest dated consent, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law.

                                (b) An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed, and dated for purposes of this Section 14, provided that any electronic transmission sets forth or is delivered with information from which the Corporation can determine: (1) that the electronic transmission was transmitted by the

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stockholder, or proxy holder; and (2) the date on which the stockholder, proxy holder or authorized person or persons transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be deemed to be the date that the consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to the Secretary of the Corporation to the extent and in the manner provided by the Board. Any copy or other reliable reproduction of a consent in writing may be substituted for or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy or other reproduction shall be a complete reproduction of the entire original writing.

                                (c)  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing and who would have been entitled to notice if the action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE III

THE BOARD OF DIRECTORS

                Section 1.   Number, Election, and Term of Directors.   The number of directors that shall constitute the Board shall be not less than three nor more than twenty. Within these limits, the number of directors shall be fixed by the Board pursuant to a resolution adopted by a majority of the Board or by the stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 and Section 9 of this Article III. Each director shall be elected to serve until the next annual meeting of the stockholders and until that director’s successor has been duly elected and qualified or until the director’s earlier death, resignation, or removal.

                Section 2.   Vacancies and Newly Created Directorships.   (a)  Except as provided in Section 9(b) of this Article III and subject to the rights of holders of any class or series of capital stock to elect additional directors under specified circumstances, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next election of directors of the class to which the director was appointed, and until the director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal.

                                (b)  In the event that one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill the vacancy or vacancies, the vote to take effect when such resignation or resignations become effective, and each director chosen shall hold office until the next election

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of directors, and until the director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

                Section 3.   Regular Meetings.    Regular meetings of the Board shall be held at such time and at such place as determined by the Board. A notice of each regular meeting is not required.

                Section 4.   Special Meetings.   Special meetings of the Board for any purpose or purposes may be called by the Chairman of the Board, the Chief Executive Officer, if one, the President, or any two members of the Board on twenty-four hours’ notice to each director, either personally, by telephone, express delivery service (so that the scheduled delivery time of the notice is at least twenty-four hours in advance of the meeting), electronic transmission (effective when directed to the director), or on three days’ notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

                Section 5.   Quorum and Vote at Meetings.   At all meetings of the Board, a majority of the total number of directors prescribed pursuant to Section 1 of this Article III shall constitute a quorum for the transaction of business, except to fill vacancies in the Board as provided in Section 2 of this Article III and to adjourn as provided in Section 6 of this Article III. The vote of a majority of the directors present at any meeting at which there is a quorum present shall be the act of the Board, unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number.

                Section 6.   Adjournment.  A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding of an adjourned meeting need not be given if announced, unless the meeting is adjourned for more than twenty-four hours. If the meeting is adjourned for more than twenty-four hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place to the directors who were not present at the time of adjournment in the manner specified in Section 4 of this Article III.

                Section  7.    Participation   in    Meetings  by    Conference    Telephone   or    Other  Communications Equipment. Members of the Board or any Board committee may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by a director pursuant to this Section 7 shall constitute presence in person at the meeting.

                Section 8.   Action Without a Meeting.   Any action required or permitted to be taken at any meeting of the Board or a Board committee may be taken without a meeting, if all members of the Board or the Board committee consent in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or the Board committee. Such filing shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.

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                Section 9.   Resignation and Removal.   (a)  Any director may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, if one, the President, or the Secretary. Any such resignation shall take effect at the time specified in the notice of resignation or, if no time is specified, immediately upon receipt of the notice. Unless otherwise specified in the notice of resignation, acceptance of the resignation shall not be necessary to make it effective.

                                (b)  Any director or the entire Board may be removed from office at any time, with or without cause, but only upon the affirmative vote of the holders of at least a majority of the shares of capital stock of the Corporation entitled to vote at an election of directors. Upon such removal of a director, the stockholders (and not the remaining directors) shall elect a director to replace such removed director at the same stockholders meeting at which such removal took place or at a subsequent stockholders meeting. Whenever the holders of any class or series are entitled to elect one or more directors by the Certificate of Incorporation, the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole shall apply in respect of the removal of any director elected by the holders of such class or series.

                Section 10.   Board Committees.   (a)  The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting or disqualified from voting, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

                                (b)  Any Board committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it, but no committee shall have the power or authority in reference to approving, adopting, or recommending to the stockholders any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or adopting, amending, or repealing any bylaw of the Corporation.

                                (c)  Board committees shall have the names as determined by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board, when required. Unless otherwise specified in the Board’s resolution appointing the committee, all provisions of the Delaware General Corporation Law and these Bylaws relating to meetings, action without meetings, notice (and waiver), quorum, and voting requirements of the Board apply to Board committees and their members. Unless otherwise provided in the resolution of the Board designating the Board committee, a Board committee may create one or more subcommittees, each subcommittee to consist of one or more members of the Board committee, and delegate to a subcommittee any or all of the powers and authority of the Board committee.

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                Section 11.   Compensation.   The Board shall have authority to fix the amount of compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or paid a stated salary or paid other compensation as a director. No payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation. Members of special or standing committees of the Board may be allowed compensation for serving on the committees, for attending committee meetings, and may be paid their expenses associated with their service on each such committee. The Board shall also have the power and discretion to compensate directors for rendering services to the Corporation not ordinarily rendered by directors.

ARTICLE IV

OFFICERS

                Section 1.   General.   The officers of the Corporation shall consist of a Chairman of the Board, a President, a Chief Financial Officer, a Secretary and a Treasurer, and such other officers as the Board may appoint, including but not limited to one or more Vice Chairs of the Board, a Chief Executive Officer, a Chief Operating Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Any number of offices may be held by the same person. The salaries of officers elected by the Board shall be fixed by the Board, by an authorized committee of the Board, or by such officers as may be designated by the Board.

                Section 2.   Term of Office and Vacancies.   The term of office of each officer shall commence upon the election of that officer by the Board and end upon a successor to such officer being elected by the Board; by such officer’s death, resignation, or removal from office; or if the establishment of the office is within the discretion of the Board, the Board eliminating the office. Any officer may be removed from office, with or without cause, at any time by the vote of the Board. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board.

                Section 3.   Duties and Powers.   The duties and powers of the officers of the Corporation shall be as provided in these Bylaws or, if not provided for in these Bylaws, as designated by action of the Board. Without limiting the foregoing, and unless expressly limited by the Board, all instruments requiring execution by the Corporation, including but not limited to all contracts, agreements, indentures, checks or demands for money, notes, bonds, debentures, other obligations, other evidences of indebtedness and mortgages that the Corporation is authorized to execute may be executed, for and on behalf of the Corporation, by the Chairman of the Board, any Vice Chair of the Board, the Chief Executive Officer, if one, the President, the Chief Operating Officer, if one, the Chief Financial Officer, or any Vice President. Any person having authority to sign on behalf of the Corporation may delegate by instrument in writing, all or any part of such authority to an employee of the Corporation (an “associate”) unless such a delegation of authority is specifically limited by the Board.

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                Section 4.   Chairman of the Board.   The Chairman of the Board shall preside, when present, at all meetings of the Board and stockholders, shall advise and counsel the other officers of the Corporation regarding the business and operations of the Corporation, and shall exercise such powers and perform such duties as shall be assigned or required by the Board.

                Section 5.   The President.   Subject to these Bylaws and the direction of the Board, the President shall have the responsibility and the power necessary for the general management, oversight, supervision and control of the business and affairs of the Corporation, and to ensure that all orders and resolutions of the Board are carried into effect. If the Board has elected a Chief Executive Officer of the Corporation, (1) the Chief Executive Officer shall have all of the powers granted by these Bylaws to the President and (2) the President shall, subject to the powers of supervision and control conferred upon the Chief Executive Officer, have such duties and powers as assigned to him or her by the Board or the Chief Executive Officer.

                Section 6.   Chief Financial Officer.   The Chief Financial Officer shall have general charge and supervision of the financial affairs of the Corporation, including budgetary and accounting methods, and shall approve payment, or designate others serving under him or her to approve for payment, all vouchers for distribution of funds and shall perform such other duties as may be assigned to him or her by the Board, the Chief Executive Officer, if one, or the President.

                Section 7.   Vice Presidents.   Each Executive Vice President, Senior Vice President, and Vice President elected by the Board shall perform such duties and exercise such powers as may be assigned by the Board, the Chief Executive Officer, if one, or the President.

                Section 8.   Secretary.   The Secretary shall attend all meetings of the stockholders and all meetings of the Board and record all proceedings at such meetings in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form. The Secretary, or his or her delegates, shall perform like duties for the Board committees, when required; provided, however, that the Secretary shall not be required to be present at any sessions of non-management or independent directors contemplated by any stock exchange listing standards to which the Corporation is subject. Except as may be otherwise provided in these Bylaws, the Secretary shall give, or cause to be given, notice of all meetings of the stockholders and shall perform such other duties and exercise such other powers as may be prescribed by the Board, the Chief Executive Officer, if one, or the President. The Secretary shall keep in safe custody the seal of the Corporation, if any, and shall have authority to affix the seal of the Corporation to any instrument requiring it, and when so affixed it may be attested by the Secretary’s signature. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by any other officer’s signature.

                Section 9.   Assistant Secretaries.   Assistant Secretaries in the order determined by the Board shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and exercise such other powers as may be assigned by the Board, the Chief Executive Officer, if one, the President, or the Secretary.

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                Section 10.   Treasurer.   The Treasurer shall have the responsibility for maintaining the financial records of the Corporation, shall make such disbursements of the funds of the Corporation as are authorized, and shall perform such other duties and exercise such other powers as may be assigned to him or her by the Board, the Chief Executive Officer, if one, or the President.

                Section 11.   Assistant Treasurers.   The Assistant Treasurers in the order determined by the Board shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and exercise such other powers as may be assigned by the Board, the Chief Executive Officer, if one, the President, or the Treasurer.

                Section 12.   Delegation of Authority.   The Board may delegate the power or duties of any officer to any other officer or officers or agent or agents notwithstanding any provision of these Bylaws.

                Section 13.   Action with Respect to Securities of Other Companies.   Unless otherwise ordered by a majority of the Board, the Chairman of the Board, a Vice Chair of the Board, if one, the Chief Executive Officer, if one, the President, or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, in person or by proxy, at any meetings of security holders of corporations, limited liability companies, business trusts, and other entities in which the Corporation may hold securities and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities. The Board by resolution may confer like powers upon any other person or persons.

ARTICLE V

STOCK OF THE CORPORATION

                Section 1.   Stock Certificates; Uncertificated Shares.   The shares of capital stock of the Corporation shall be represented by certificates; however, the Board may provide by resolution that some, all, or any classes or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, if one, the President, or any Vice President, and by the Secretary, Treasurer, any Assistant Secretary, or any Assistant Treasurer. Any or all the signatures on the certificate may be a reproduction. In case any officer, transfer agent, or registrar whose signature or reproduced signature appears on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person was as officer, transfer agent, or registrar at the date of issue.

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                Section 2.   Transfers of Stock.    Shares of capital stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of shares shall be made only on the records of the Corporation kept at an office of the Corporation or by the transfer agent designated by the Corporation to transfer shares. Transfers of shares may be made only by the record holder, or by the record holder’s legal representative authorized by power of attorney duly executed and filed with the Secretary or with the transfer agent appointed by the Board and, in the case of certificated shares, upon the surrender of the certificate or certificates for such shares properly endorsed. The Board may make such additional rules and regulations concerning the issue, transfer, and registration of certificates for shares or uncertificated shares as it may deem necessary but that are not inconsistent with these Bylaws.

                Section 3.   Holders of Record.   The Corporation shall be entitled to treat the record holder of shares of capital stock of the Corporation as the holder in fact and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice, except as otherwise provided by applicable law. No transfer of shares shall be valid against the Corporation for any purpose unless the transfer of shares is entered in the records of the Corporation or in the records of the transfer agent designated by the Corporation showing from and to whom the shares were transferred.

                Section 4.   Lost Certificates.   The Corporation may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, stolen, or destroyed. The Corporation may require the owner of such lost, stolen, or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or alleged to have been lost, stolen or destroyed or the issuance of such new certificate, or both.

                Section 5.   Record Date.   (a)  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board may fix a record date, which shall neither precede the date upon which the resolution fixing the record date is adopted by the Board nor shall be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board fixes a new record date for the adjourned meeting.

                (b)  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which shall neither precede the date upon which the resolution fixing the record date is adopted by the Board nor shall be more than 10 days after the date upon which the resolution fixing the record date is

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adopted by the Board. If no record date has been fixed by the Board, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law. If no record date has been fixed by the Board and prior action by the Board is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

                (c)  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights with respect to any change, conversion, or exchange of shares, or for the purpose of any other lawful action, the Board may fix a record date, which shall neither precede the date upon which the resolution fixing the record date is adopted nor shall be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution.

ARTICLE VI

INDEMNIFICATION

                Section 1.   Indemnification.    (a)  Subject to Section 3 of this Article VI, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending, or completed action, lawsuit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an associate benefit plan (collectively, “another enterprise”).

                                 (b)  The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any proceeding, by reason of the fact that such person is or was an associate or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another enterprise.

                Section 2.   Advancement of Expenses.   (a)  Subject to Section 3 of this Article VI, with respect to any person made or threatened to be made a party to any threatened, pending, or completed proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another enterprise, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); provided, however, that any advancement of expenses shall be

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made only upon receipt of a written agreement by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise.

                                 (b)  With respect to any person made or threatened to be made a party to any proceeding, by reason of the fact that such person is or was an associate or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition.

                Section 3.   Actions Initiated Against the Corporation.   Notwithstanding anything contained in Section 1(a) or Section 2(a) of this Article VI to the contrary, and except as provided in Section 5(b) of this Article VI with respect to a proceeding initiated against the Corporation by a director or officer of the Corporation (or by a person serving at the request of the Corporation as a director or officer of another enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting the proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense or like claim of the Corporation in such proceeding (or part thereof) unless the proceeding was authorized by the Board.

                Section 4.   Contract Rights.   With respect to any person made or threatened to be made a party to any proceeding, by reason of the fact that the person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 1(a) and 2(a) of this Article VI shall be contract rights. Any amendment, repeal, modification, or adoption of any provision inconsistent with this Article VI shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant to this Article VI with respect to any act or omission of the person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption).

                Section 5.   Claims.    (a)  If a claim under Section 1(a) of this Article VI with respect to any right to indemnification is not paid in full by the Corporation within 60 days after a written demand has been received by the Corporation or a claim under Section 2(a) of this Article VI with respect to any right to the advancement of expenses is not paid in full by the Corporation within 20 days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses may at any time thereafter bring a lawsuit against the Corporation to recover the unpaid amount of the claim.

                                 (b)  If successful in whole or in part in any lawsuit brought pursuant to Section 5(a) of this Article VI, or in a lawsuit brought by the Corporation to recover an advancement of expenses, the person seeking to enforce a right to indemnification or an advancement of

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expenses or the person from whom the Corporation sought to recover an advancement of expenses shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such lawsuit.

                                 (c)  In any lawsuit brought by a person seeking to enforce a right to indemnification (but not a lawsuit brought by a person seeking to enforce a right to an advancement of expenses), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any lawsuit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses, or any lawsuit brought by the Corporation to recover an advancement of expenses, neither the failure of the Corporation to have made a determination prior to commencement of such lawsuit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such lawsuit.

                                 (d)  In any lawsuit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses or by the Corporation to recover an advancement of expenses, the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VI or otherwise.

                Section 6.   Determination of Entitlement to Indemnification.    Any indemnification required or permitted under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, associate, or agent is proper in the circumstances because he or she has met all applicable standards of conduct set forth in this Article VI and Section 145 of the Delaware General Corporation Law. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of the determination: (1) by a majority vote of the directors who are not parties to such action, lawsuit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders. Such determination shall be made, with respect to any person who is not a director or officer of the Corporation at the time of such determination, in the manner determined by the Board (including in such manner as may be set forth in any general or specific action of the Board applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.

                Section 7.   Non-Exclusive Rights.    The indemnification and advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or

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otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, associate, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

                Section 8.   Insurance.   The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, associate, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

                Section 9.   Severability.    If any provision or provisions of this Article VI shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

ARTICLE VII

GENERAL PROVISIONS

                Section 1.   Dividends.   Dividends upon or distributions with respect to the capital stock of the Corporation may be declared by the Board or by a Board committee designated by the Board, pursuant to and in accordance with applicable law. Dividends may be paid in cash, in property, in shares of capital stock or evidences of indebtedness of the Corporation. Before the Corporation pays any dividend on or makes any distribution in respect of the capital stock of the Corporation, there may be set aside out of any funds available for dividends and distribution of such sum or sums as the Board, in its absolute discretion, approves as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other purpose that the Board determines is conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

                Section 2.    Fiscal Year.    The fiscal year of the Corporation shall end on January 31 of each year unless changed by resolution of the Board.

                Section 3.   Corporate Seal.   The corporate seal shall have inscribed the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile to be impressed, affixed or otherwise reproduced.

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                 Section 4.    Reliance upon Books, Reports and Records.   Except as provided by applicable law, each director and each member of a Board committee shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, associates or Board committees or by any other person as to matters that the director reasonably believes are within such person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                Section 5.   Electronic Transmissions.    For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient, and that may be directly reproduced in paper form by such recipient through an automated process.

                Section 6.   Waivers of Notice.   Whenever notice is required to be given under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, a written waiver of that notice, signed by the person entitled to that notice, or a waiver by electronic transmission by the person entitled to that notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of that meeting, to the transaction of any business because that meeting is not lawfully called or convened .. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, Board, or Board committee need be specified in any written waiver of notice or any waiver by electronic transmission.

ARTICLE VIII

AMENDMENTS

                These Bylaws may be altered, amended, or repealed, or new Bylaws may be adopted, by the stockholders or by the Board.

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